EXHIBIT 23.3

Sphere 3D Corporation

240 Metheson Blvd. East,

Mississauga, Ontario, Canada

L4Z 1X1

Attention:	Glenn M. Bowman, Chairman of
the Audit Committee

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sphere 3D Corp. (the “Company”) of our report dated May 14, 2014, with respect to the consolidated financial statements of Tandberg Data Holdings S.à r.l., which report appears in the Company’s Registration Statement on Form F-4/A (number 333-197569) filed with the Securities and Exchange Commission.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

March 31, 2015